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                                                                   EXHIBIT 10.57

                              SETTLEMENT AGREEMENT

                                BY AND BETWEEN

                         CALVIN KLEIN TRADEMARK TRUST,

                              CALVIN KLEIN, INC.

                                      AND

                                 CALVIN KLEIN

                                      AND

                                 LINDA WACHNER,

                            THE WARNACO GROUP, INC.,

                                 WARNACO INC.,

                            DESIGNER HOLDINGS, LTD.,

                              CKJ HOLDINGS, INC.,

                            JEANSWEAR HOLDINGS INC.,

                         CALVIN KLEIN JEANSWEAR COMPANY

                                      AND

                             OUTLET HOLDINGS, INC.

                                JANUARY 22, 2001


            REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.






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                              SETTLEMENT AGREEMENT

         This Settlement Agreement (the "Agreement") is entered into this 22nd day of January, 2001 by and between, on the one hand, the Calvin Klein Trademark Trust, Calvin Klein, Inc. ("CKI") and Calvin Klein (together referred to herein as "Calvin Klein") and, on the other hand, Linda Wachner, The Warnaco Group, Inc., Warnaco Inc., Designer Holdings, Ltd., CKJ Holdings, Inc., Jeanswear Holdings Inc., Calvin Klein Jeanswear Company and Outlet Holdings, Inc. (together referred to herein as "Warnaco").

         WHEREAS a lawsuit captioned Calvin Klein Trademark Trust, et al. v. Linda Wachner, The Warnaco Group, et al. (Case No. 00-4052(JSR)) is pending in the United States District Court for the Southern District of New York, and a lawsuit captioned Calvin Klein, Inc. v. CKJ Holdings, Inc., et al. (Index No. 01600231) is pending in the Supreme Court of the State of New York (Index No. 01600231); and

         WHEREAS Calvin Klein and Warnaco desire to resolve, fully and finally, all claims and counterclaims asserted in those lawsuits between them; and

         WHEREAS Calvin Klein and Warnaco recognize it is in their mutual interest to work together cooperatively to enhance the value of the Calvin Klein brand;

         IT IS HEREBY AGREED by and between Calvin Klein and Warnaco as follows:

         1. Calvin Klein and Warnaco agree to work together for their mutual benefit under their existing license and other agreements, except to the extent that those agreements are modified by the terms of this Settlement Agreement.

         2. a. Beginning in calendar year 2002, Warnaco will limit its annual gross sales of Calvin Klein jeanswear to mass merchandisers (defined as, for example, KMart, Wal-Mart and Target) and/or warehouse clubs so that the percentage of such sales does not exceed ***% of Warnaco's total gross sales of Calvin Klein jeanswear in 2002 (and the percentage of sales other than excess and close-outs to such channels does not exceed ***% of total gross sales) and ***% in 2003 and thereafter (and the percentage of sales other than excess and close-outs to such channels does not exceed ***% of total gross sales). ***.This provision is without prejudice to the positions of the parties as to the meaning of the license terms.

            b. If at any time after January 1, 2003 Warnaco determines that the limitations contained in subparagraph a. of this paragraph have become economically unfeasible, the parties agree that they will negotiate in good faith to revise those limitations, and if agreement on an appropriate revision cannot be reached within 30 days, the parties will refer the issue of distribution to a panel of arbitrators appointed pursuant to the terms of paragraph 13 of this Agreement, who shall decide whether, and







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to what extent, such sales are consistent with the licenses and agreements between the parties.

    3. Within 60 days of the date of this Agreement, Warnaco will appoint an additional full-time President of the Jeanswear Company.

    4. Within 60 days of the date of this Agreement, CKI will appoint a full-time Design Director with overall responsibility for the design of jeanswear only.

    5. The term 'Collection' in paragraph 3.5 of the Jeanswear License shall be construed to refer to all items manufactured or sold by Warnaco under said license. CKJ must either have designed, proposed or approved in writing each Article or any material change in an Article (including the fabric used to manufacture each Article) manufactured or sold under said license. A change in fabric, trim, fit, construction or wash is a material change. CKI will give prompt good faith consideration and respond in no more than 72 hours to any proposal from the licensee for the inclusion of a new Article in any Collection. Both CKI and Warnaco will keep a record of each approval of any such Article. This paragraph shall not apply to shipments already ordered, in production, or sold.

    6. 'Net Sales' as defined in the Jeanswear License, as amended and restated in the amendment letter dated November 4, 1996, is amended to specifically and expressly exclude Articles sold to customers by Stores as defined in the Store License Agreement opened subsequent to the date of this Agreement and as to which CKI is paid the royalty provided for in the Store License Agreement.

    7. All claims and counterclaims in the aforesaid lawsuits pending in the United States District Court for the Southern District of New York and the Supreme Court of the State of New York shall be dismissed with prejudice, with each party to bear its own costs. The parties will not bring claims of a similar nature against any other person or entity -- including Barry Schwartz, Linda Robinson or Robinson Lerer Montgomery -- based on any conduct up to the date of this Agreement.

    8. Paragraph 13.1(d)(ii) of the Jeanswear License is hereby suspended through January 5, 2002.

    9. All parties referred to herein as Calvin Klein, on the one hand, and all parties referred to herein as Warnaco, on the other hand, hereby release and forever discharge each other, and all of the subsidiaries, officers, directors, employees and agents of the other, from any and all claims, causes of action, and liabilities of any kind, whether known or unknown, that they may now have or may have had against each other arising up to the date of this Agreement other than claims related to men's underwear or women's intimate apparel -- including, but not limited to all claims, counterclaims and allegations that were asserted or could have been asserted in either of the aforesaid lawsuits or otherwise, except for claims for royalties under the license agreements between the parties. Nothing in this provision shall foreclose CKI from seeking to


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invoke the Administration Committee under section 3.5 of the Administration
Agreement to address any issues pertaining to underwear.

         10. All disputes arising under this Agreement, and all disputes arising under the terms of any of the licenses between the parties, shall be resolved through binding arbitration pursuant to the rules of the International Chamber of Commerce before a panel of three arbitrators, one of whom shall be appointed by Calvin Klein, one of whom shall be appointed by Warnaco, and the third of whom shall be appointed by the other two.

         11. Except as required to comply with any court order or provision of law or regulation, including applicable stock exchange regulations, the terms of this Agreement shall be confidential and shall not be disclosed to anyone other than the parties and their agents, who shall also be bound to maintain the confidentiality of the Agreement. The parties will issue a joint press release announcing that they have reached an agreement to resolve their differences and to work together for their mutual benefit and the enhancement of the brand.

         12. Calvin Klein and Barry Schwartz, on the one hand, and Linda Wachner, on the other hand, agree to speak respectfully about each other and their personnel and products, to direct their attorneys and press representatives to speak respectfully about each of them and their personnel and products, and to refrain from uttering any public comments of a derogatory nature about each other and their personnel and products.

         13. This Agreement shall be binding on all successors and assigns of each of the parties hereto.

         14. This Agreement contains the entire understanding and agreement among the parties to resolve the aforesaid lawsuits and supersedes all prior oral understandings and discussions relating thereto. This Agreement may not be modified except in a written agreement signed by the parties hereto.

         15. This Agreement shall be governed by the laws of the State of New York and may be executed in counterparts.


Calvin Klein Trademark Trust                The Warnaco Group, Inc.

By /s/ Jonathan Schiller                    By /s/ Nicole K. Seligman
   ---------------------------------           --------------------------------


Calvin Klein, Inc.                          Warnaco Inc.

By /s/ Jonathan Schiller                    By /s/ Nicole K. Seligman
   ---------------------------------           --------------------------------


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                                            Designer Holdings, Ltd.

   /s/ Jonathan Schiller                    By /s/ Nicole K. Seligman
   ---------------------------------           --------------------------------
   Calvin Klein

                                            CKJ Holdings, Inc.

                                            By /s/ Nicole K. Seligman
                                               --------------------------------


                                            Jeanswear Holdings Inc.

                                            By /s/ Nicole K. Seligman
                                               --------------------------------


                                            Calvin Klein Jeanswear Company

                                            By /s/ Nicole K. Seligman
                                               --------------------------------


                                            Outlet Holdings, Inc.

                                            By /s/ Nicole K. Seligman
                                               --------------------------------


                                            /s/ Nicole K. Seligman
                                            --------------------------------
                                            Linda Wachner



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